                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Student Advantage, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                            ON MONDAY, MAY 21, 2001

To the Stockholders of Student Advantage, Inc.

     The Annual Meeting of Stockholders of Student Advantage, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, on Monday, May 21, 2001 at 10:00 a.m., Boston time, to consider and act upon the following matters:

     1.  To elect two Class II directors to serve for a three-year term.

     2. To approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") increasing the number of shares issuable under the 1998 Plan from 9,500,000 to 12,000,000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 3, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By order of the Board of Directors

                                            LAURIE S. JAMIESON,
                                            Secretary

Boston, Massachusetts
April 10, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                                PROXY STATEMENT

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2001

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Student Advantage, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 21, 2001, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended December 31, 2000 ("Fiscal 2000") was mailed to stockholders, along with these proxy materials, on or about April 10, 2001.

QUORUM REQUIREMENT

     At the close of business on April 3, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 39,674,915 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the holders of Common Stock is required for the election of the directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast is required for the approval of the proposed amendment to the Company's 1998 Stock Incentive Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality of the votes cast on that matter (such as the election of the Class II directors) or a majority of the votes cast on that matter (such as the approval of the proposed amendment to the Company's 1998 Stock Incentive Plan).

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2001, (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the executive officers named in the Summary Composition Table set forth under the caption "Executive Compensation" below, and (iv) by all current directors and executive officers as a group. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity and (ii) the address of each beneficial owner is c/o Student Advantage, Inc., 280 Summer Street, Boston, Massachusetts 02210.

                                                                              PERCENTAGE OF
                                                                 SHARES          COMMON
                                                              BENEFICIALLY        STOCK
                  NAME OF BENEFICIAL OWNER                       OWNED         OUTSTANDING
                  ------------------------                    ------------    -------------
5% STOCKHOLDERS
Raymond V. Sozzi, Jr.(1)....................................    7,236,683         18.2%
Greylock IX Limited Partnership(2)..........................    3,750,000          9.5
William S. Kaiser(2)........................................    3,750,000          9.5
Marc J. Turtletaub..........................................    3,750,000          9.5
Lord, Abbett & Co.(3).......................................    2,625,327          6.6
Daniel G. Siegel(4).........................................    1,998,512          5.0
G. Todd Eichler.............................................    1,994,912          5.0

OTHER DIRECTORS
John S. Katzman(5)..........................................    1,294,530          3.3
John M. Connolly(6).........................................        5,000            *
Charles E. Young(7).........................................        5,132            *

OTHER NAMED EXECUTIVES
Mason L. Myers(8)...........................................      509,463          1.3
Heather Lourie(9)...........................................       14,725            *
Jay P. Summerall(10)........................................       83,000            *
Ronald J. Kos(11)...........................................            0            *
Christopher B. Andrews(12)..................................      178,632            *
All executive officers and directors as a group (11
  persons)(13)..............................................   18,133,982           45%

---------------
  *  Less than 1%.

 (1) Includes 450,000 shares held in trust, of which Mr. Sozzi is the sole trustee and, until 2005, the sole beneficiary.

 (2) Consists of 3,750,000 shares held of record by Greylock IX Limited Partnership. Mr. Kaiser is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership. Greylock IX GP Limited Partnership has sole voting and investment power with respect to these shares. Mr. Kaiser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Greylock IX Limited Partnership and Greylock IX GP Limited Partnership is One Federal Street, Boston, Massachusetts 02110.

 (3) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2001 by Lord, Abbett & Co. Lord, Abbett & Co.'s address is 90 Hudson Street, Jersey City, New Jersey 07302.

 (4) Mr. Siegel's address is P.O. Box 862, Teton Village, Wyoming 83025.

 (5) Includes 5,205 shares held of record by Alicia Ernst, Mr. Katzman's wife, 9,957 shares held of record by Princeton Review Products LLC, and 785,000 shares held of record by Princeton Review Publishing LLC. Mr. Katzman is the CEO of Princeton Review Publishing LLC which is the parent company of Princeton Review Products. Mr. Katzman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. Katzman's address is c/o Princeton Review Publishing LLC, 2315 Broadway, New York, New York 10024.

 (6) Consists of 5,000 shares subject to options held by Mr. Connolly that were exercisable on or within 60 days of January 31, 2001.

 (7) Consists of 5,132 shares subject to options held by Mr. Young that were exercisable on or within 60 days of January 31, 2001.

 (8) Includes 90,000 shares subject to options held by Mr. Myers, which are immediately exercisable in full. Student Advantage has a right of repurchase with respect to 15,000 of the shares acquired upon exercise of such options and 15,000 of the shares held of record by Mr. Myers, which is released over a four-year period from the date of grant. Mr. Myers ceased service as an executive officer of the Company on January 5, 2001. Mr. Myers' address is 12 Newell Terrace, Cambridge, Massachusetts 02140.

 (9) Includes of 12,500 shares subject to options held by Ms. Lourie that were exercisable on or within 60 days of January 31, 2001.

(10) Consists of 75,000 shares subject to options held by Mr. Summerall that were exercisable on or within 60 days of January 31, 2001 and 8,000 shares held by Mr. Summerall's minor children.

(11) Mr. Kos resigned from his position as an executive officer of the Company on August 4, 2000 and his option to purchase 162,500 shares expired 90 days thereafter.

(12) Consists of 82,500 shares subject to options held by Mr. Andrews that were exercisable on or within 60 days of January 31, 2001. Student Advantage has a right of repurchase with respect to all shares acquired upon exercise of such options and 18,750 of such shares held of record by Mr. Andrews, which is released over a four-year period. Mr. Andrews ceased service as an executive officer of the Company on December 31, 2000.

(13) Includes 97,632 shares subject to options held by the executive officers and directors that were exercisable on or within 60 days of January 31, 2001.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently there are two Class II directors, whose terms expire at this Annual Meeting of Stockholders, two Class III directors, whose terms expire at the Annual Meeting of Stockholders (the "2002 Annual Meeting") following the fiscal year ending December 31, 2001 ("Fiscal 2001"), and two Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 31, 2002 ("Fiscal 2002") (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect John M. Connolly and Raymond V. Sozzi, Jr. as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Connolly and Mr. Sozzi are currently Class II directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class II directors.

     NOMINEES FOR CLASS II DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING THE FISCAL YEAR ENDING DECEMBER 31, 2003):

     John M. Connolly, age 48, has served as a Director of Student Advantage since May 1999. Mr. Connolly founded Mainspring, Inc., an internet e-strategy service firm, and has served as its Chairman of the Board, President and Chief Executive Officer since June 1996. In July 1989, Mr. Connolly founded Course Technology, Inc., a publishing company focused on the higher education market, and served as its President and Chief Executive Officer from July 1989 to April 1996. From August 1994 to April 1996, Mr. Connolly was also employed by the International Thomson Publishing Company, a publishing company, as Chief Executive Officer of its Media Group.

     Raymond V. Sozzi, Jr., age 32, founded Student Advantage in 1992 and has served as Chairman of the Board of Directors, President and Chief Executive Officer of Student Advantage since its inception.

     CLASS III DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2001):

     William S. Kaiser, age 45, has served as a Director of Student Advantage since October 1998. Since 1986, Mr. Kaiser has been an employee of Greylock Management Corporation, a venture capital company, and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Kaiser currently serves as a Director of Clarus Corporation, Open Market, Inc. and Red Hat, Inc.

     Marc J. Turtletaub, age 55, has served as a Director of Student Advantage since October 1998. Mr. Turtletaub has served as Manager of Deep River Ventures L.L.C., an entity which invests in growth companies, since December 1999. Mr. Turtletaub served as Chief Executive Officer of The Money Store, Inc., a financial services company, from 1979 through 1999.

     CLASS I DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2002):

     John S. Katzman, age 41, has served as a Director of Student Advantage since March 1996. Mr. Katzman founded The Princeton Review, a provider of test preparation and admission services, and has served as its Chief Executive Officer since 1981.

     Charles E. Young, age 69, has served as a Director of Student Advantage since September 1999. Dr. Young has served as President of the University of Florida since November 1999. Dr. Young served as Chancellor of the University of California Los Angeles (UCLA) from September 1968 to June 1997, and served as Chancellor Emeritus of UCLA from July 1997 to October 1999. Dr. Young currently serves as a Director of Intel Corporation.

     There are no family relationships among any of the executive officer or directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 15, 2000, the Company entered into an Affiliate and E-Commerce Agreement with The Princeton Review, Inc.'s subsidiaries, Princeton Review Publishing, LLC and The Princeton Review Management, LLC ("TPR"). Mr. Katzman is the Chief Executive Officer of The Princeton Review, Inc. and Princeton Review Publishing, LLC is a stockholder of Student Advantage. Under the agreement, TPR will pay the Company a fee to participate in the Student Advantage network by placing the Student Advantage logo and content on The Princeton Review's review.com web site. In addition, under the agreement, TPR will provide discounts as part of the Student Advantage Membership Program and market the discount to high school, college and university students. Additionally, under the agreement, the Company will pay TPR a fee in exchange for exclusive advertising sales responsibilities for the review.com web site. The agreement expires on June 15, 2002. During Fiscal 2000, the Company recorded revenue of $571,000 and expense of $653,000 related to this agreement.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which meets with the Company's auditors to review and evaluate the Company's audit procedures and to recommend and implement any desired changes to the Company's audit procedures. The members of the Audit Committee are Messrs. Kaiser, Connolly and Young. The Audit Committee met six (6) times during Fiscal 2000.

     The Company has a standing Compensation Committee of the Board of Directors, which establishes the compensation of each of the Company's executive officers, compensation policies applicable to the Company's executive officers and the basis for the compensation of the Company's Chief Executive Officer. For the year ended December 31, 2000, the members of the Compensation Committee were Messrs. Kaiser, Katzman and Turtletaub. On March 31, 2001, Mr. Katzman resigned from the Compensation Committee and the Board of Directors appointed Mr. Connolly to the Compensation Committee. The Compensation Committee met five (5) times during Fiscal 2000.

     The Company has a standing Stock Option Committee of the Board of Directors, which grants stock options and makes other awards under the Company's 1998 Stock Incentive Plan to employees who are not executive officers in accordance with the guidelines established by the Board of Directors. The sole member of the Stock Option Committee is Raymond V. Sozzi, Jr. The Stock Option Committee acted solely by written consent during Fiscal 2000.

     The Company does not have a standing Nominating Committee of the Board of Directors.

     The Board of Directors met thirteen (13) times during Fiscal 2000. Each incumbent director, except Messrs. Connolly and Turtletaub, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he then served. Messrs. Connolly and Turtletaub attended 58% and 56%, respectively, of the aggregate number of meetings of the Board and of the committees on which he then served.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is composed of three members, Messrs. Kaiser, Connolly and Young, and acts under a written charter first adopted and approved in June 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

     The Audit Committee reviewed the Company's audited financial statements for Fiscal 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

     Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     By the Audit Committee of the Board of Directors of Student Advantage, Inc.

                                            John M. Connolly
                                            William S. Kaiser
                                            Charles E. Young

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $121,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2000.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for Fiscal 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $272,000 in fees for other services rendered to the Company and its affiliates for Fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 2000, the Company's Compensation Committee was comprised of Messrs. Kaiser, Katzman and Turtletaub, three of the Company's non-employee directors. On March 31, 2001, Mr. Katzman resigned from the Compensation Committee and the Board of Directors appointed Mr. Connolly to the Compensation Committee. On May 15, 2000, the Company entered into an Affiliate and E-Commerce Agreement with The Princeton Review, Inc.'s subsidiaries, Princeton Review Publishing, LLC and The Princeton Review Management, LLC ("TPR"). Mr. Katzman is the Chief Executive Officer of The Princeton Review, Inc. and Princeton Review Publishing, LLC is a stockholder of Student Advantage. Under the agreement, TPR will pay the Company a fee to participate in the Student Advantage network by placing the Student Advantage logo and content on The Princeton Review's review.com web site. In addition, under the agreement, TPR will provide discounts as part of the Student Advantage Membership Program and market the discount to high school, college and university students. Additionally, under the agreement, the Company will pay TPR a fee in exchange for exclusive advertising sales responsibilities for the review.com web site. The agreement expires on June 15, 2002. During Fiscal 2000, the Company recorded revenue of $571,000 and expense of $653,000 related to this agreement.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company's Chief Executive Officer; (ii) the four most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2000 and (iii) the two most highly compensated executive officers who were not serving as executive officers at the end of Fiscal 2000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                            AWARDS(2)
                                                          ANNUAL           ------------
                                                      COMPENSATION(1)       SECURITIES
                NAME AND                   FISCAL   -------------------     UNDERLYING     ALL OTHER
           PRINCIPAL POSITION               YEAR     SALARY     BONUS        OPTIONS      COMPENSATION
           ------------------              ------   --------   --------    ------------   ------------
Raymond V. Sozzi, Jr.....................   2000    $156,000   $ 65,000(3)        --        $24,343(4)
  Chief Executive Officer                   1999     153,462    100,000           --          4,320(5)
  and President                             1998      93,798    150,000           --          6,000(6)
Mason L. Myers(7)........................   2000     153,364     32,500(3)    75,000          1,909(5)
  Executive Vice President, Student and     1999     118,654     37,500      300,000          2,567(5)
  University Services
G. Todd Eichler..........................   2000     125,000     32,500(3)        --          3,750(5)
  Executive Vice President,                 1999     114,615     50,000           --          1,646(5)
  Business Services                         1998     106,475     50,000           --             --
Heather L. Lourie........................   2000      96,154     30,000(3)    45,000            531(5)
  Vice President, Business Development
Jay P. Summerall(8)......................   2000      87,231          0(3)   250,000         50,000(9)
  Executive Vice President, Student
     Services
Ronald J. Kos(10)........................   2000     148,539     25,000           --          3,150(5)
  Former Chief Operating Officer            1999      95,192     33,333      650,001          1,846(11)
Christopher B. Andrews(12)...............   2000     134,616     20,000(3)        --          4,038(5)
  Former Executive Vice President,          1999     130,000     30,000           --          1,685(5)
     Operations

---------------
 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

 (2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended December 31, 1998, 1999 and 2000 ("Fiscal 1998," "Fiscal 1999" and "Fiscal 2000",
     respectively). As of December 31, 2000, Messrs. Andrews and Myers held 18,750 and 15,000 shares of common stock with a value of $73,500 and $58,800 respectively based on the fair market value of the Company's common stock on such date, all of which were subject to a right of repurchase in favor of the Company. These shares were acquired upon the exercise of unvested options and vest over a four year period from the date of grant. Dividends will be paid on such shares to the extent dividends are declared and paid on the Company's common stock.

 (3) Represents bonuses paid for the first half of Fiscal 2000. As of the filing date of this proxy statement, the Company had neither determined the amount of nor paid any bonuses for the second half of Fiscal 2000 to the Company's executive officers.

 (4) Represents $19,663 of legal expenses paid by the Company for Mr. Sozzi's personal tax planning and $4,680 contributed to Mr. Sozzi's 401(K) account under the Company's matching contributions plan.

 (5) Represents contributions made through the Company's 401(K) match program to the individual employees' 401(K) accounts.

 (6) Represents an automobile allowance.

 (7) Mr. Myers ceased service as an executive officer of the Company on January 5, 2001.

 (8) Mr. Summerall commenced employment with the Company in May 2000. His annual salary was $140,000.

 (9) Represents relocation costs paid to Mr. Summerall.

(10) Mr. Kos commenced employment with the Company in May 1999 and departed the Company in August 2000. His annual salary was $150,000.

(11) Represents a parking allowance of $1,500 and $346 contributed to Mr. Kos' 401(k) account under the Company's matching contributions plan.

(12) Mr. Andrews ceased service as an executive officer of the Company on December 31, 2000.

Option Grants

     The following table sets forth certain information concerning grants of stock options during Fiscal 2000 to each of the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE
                             ---------------------------------------------------     AT ASSUMED ANNUAL RATES
                             NUMBER OF     PERCENT OF                                    OF STOCK PRICE
                               SHARES     TOTAL OPTIONS                              APPRECIATION FOR OPTION
                             UNDERLYING    GRANTED TO     EXERCISE                           TERM(2)
                              OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------------
           NAME               GRANTED      FISCAL YEAR    SHARE(1)       DATE           5%            10%
           ----              ----------   -------------   ---------   ----------   ------------   ------------
Raymond V. Sozzi, Jr.......        --           --              --           --            --              --
Mason L. Myers.............    75,000          1.5%        $ 5.625      4/14/10      $265,315      $  672,360
G. Todd Eichler............        --           --              --           --            --              --
Heather Lourie.............    20,000          0.4%        $ 5.625      4/14/10      $ 70,751      $  179,296
                               25,000(3)       0.5%        $3.0625     11/14/10      $ 48,150      $  122,021
Jay P. Summerall...........   150,000(4)       3.0%        $  5.00       5/4/10      $471,671      $1,195,307
                              100,000          2.0%        $3.5625       6/1/10      $224,044      $  567,771
Ronald J. Kos..............        --           --              --           --            --              --
Christopher B. Andrews.....        --           --              --           --            --              --

---------------
(1) Unless otherwise noted, options are incentive stock options or non-statutory stock options, become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Options become exercisable on the first anniversary of the grant date.

(4) Options become exercisable as to 50% of the shares on August 4, 2000 and 6.25% of the remaining shares at the end of each quarter after May 4, 2002.

Option Exercises and Holdings

     The following table sets forth certain information concerning the aggregate number of shares of Common Stock acquired upon option exercises by the Named Executives during Fiscal 2000 and the value realized upon exercise as well as the number and value of unexercised options held by each of the Named Executives on December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                    OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(2)
                                ACQUIRED        VALUE      ---------------------------   ---------------------------
            NAME               ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   -----------   -----------   -------------   -----------   -------------
Raymond V. Sozzi, Jr.........        --             --           --              --             --             --
Mason L. Myers...............    15,000       $197,550       90,000         225,000       $ 58,800             --
G. Todd Eichler..............        --             --           --              --             --             --
Heather L. Lourie............        --             --       12,500          82,500             --        $29,688
Jay P. Summerall.............        --             --       75,000         175,000             --        $68,750
Ronald J. Kos................        --             --           --              --             --             --
Christopher B. Andrews.......        --             --       82,500              --       $323,400             --

---------------
(1) Based on the market price of the Common Stock on the date of exercise less the option exercise price.

(2) Based on a value of $4.25 per share, the fair market value of the Common Stock on December 29, 2000, less the option exercise price.

EMPLOYMENT AGREEMENTS

     In March 1996, Student Advantage entered into an employment agreement with Mr. Sozzi, which was amended in October 1998. The employment agreement provides for an initial term of employment expiring on January 1, 1999 and automatically renews for successive one-year terms, unless terminated by either party prior to such renewal. The employment agreement provides for a base salary of $150,000 in 2000, and a bonus at a target level of $75,000 to be determined in the discretion of the Board of Directors. Pursuant to the employment agreement, if the Company terminates Mr. Sozzi's employment without cause, Mr. Sozzi is entitled to receive severance benefits, for a period of 18 months following his termination, equal to (1) his base salary, (2) bonus payments at the fixed rate of $75,000 per year for each year or portion thereof, (3) continued participation in all employee benefits, and (4) outplacement services. Mr. Sozzi may terminate the employment agreement if within one year after a change in control of the Company there is a material diminution in his position which is not cured by the Company within ten days of receiving written notice. In addition, Mr. Sozzi has agreed to certain confidentiality, noncompetition and nonsolicitation provisions.

     In May 1999, Student Advantage entered into a letter agreement with Ronald
J. Kos and agreed to employ him as its Chief Operating Officer. Student Advantage agreed to pay Mr. Kos an annual base salary of $150,000 and an annual performance bonus with a target of $75,000, based upon the achievement of certain performance objectives. In April 2000, Student Advantage entered into a letter agreement superceding the earlier letter agreement setting forth the terms of Mr. Kos' continued employment which provided that Mr. Kos would receive an annual base salary of $150,000 and an annual performance bonus with a target of $75,000 based upon the achievement of certain performance objectives. The letter agreement also modified Mr. Kos' stock option agreements dated May 19, 1999 and provided that in the event Mr. Kos' employment was terminated by him for any reason or by Student Advantage without cause, then Student Advantage would pay a lump sum payment of $2,000 to Mr. Kos within 15 days of the date of termination and continue to pay Mr. Kos his base salary for 90 days after the date of termination. Mr. Kos terminated his employment with the Company on August 4, 2000.

     Each of Messrs. Myers, Summerall, and Andrews and Ms. Lourie have been granted options to purchase common stock under the Company's 1998 Stock Incentive Plan. The option agreements for each of these options provide for the acceleration of vesting in the event of a change in control of the Company with respect to the number of shares of that would have vested on a monthly vesting schedule through the date of the change of control and 50% of the remaining unvested shares. If, following a change of control, the successor terminates the employment of the executive officer without cause or the executive officer terminates his employment for certain reasons, vesting of the shares will accelerate in full.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established on April 5, 1999 by a vote of the Company's Board of Directors and was chartered to establish the compensation (including salaries, bonuses and other types of compensation) of each executive officer, to establish compensation policies applicable to executive officers and to establish the basis for the compensation of the Company's Chief Executive Officer ("CEO"). During Fiscal 2000, the members of the Compensation Committee were Messrs. Kaiser, Katzman and Turtletaub three of the Company's non-employee Directors. On March 31, 2001, Mr. Katzman resigned from the Compensation Committee and the Board of Directors appointed Mr. Connolly to the Compensation Committee. The executive compensation program is designed to align the interests of the executive officers with those of the Company's stockholders, to encourage and reward superior performance and to attract, retain and reward executives who are critical for the continued growth and success of the Company. In making decisions regarding executive compensation, the Committee receives and considers input from Mr. Sozzi, the Company's CEO. This report is submitted by the Compensation Committee and describes the compensation policies of Student Advantage for Fiscal 2000 as they pertain to the CEO and the Company's other executive officers.

     The Committee's executive compensation philosophy is that executive compensation should be tied to the Company's core values and business objectives. In establishing base salaries for executive officers, the Committee considers factors such as the executive's scope of responsibilities, the executive's current and future contributions, impact and value to the achievement of financial results, the executive's performance in the prior year, competitiveness in the marketplace for similar skills and abilities, historical salary actions and relative salary levels of similar positions within the Company. Increases in base salary are generally based upon enhanced individual performance targets, maintaining a competitive base salary with the external marketplace and/or increases in an executive's scope of responsibilities. In awarding performance bonuses to executive officers, the Committee evaluates overall business performance against goals and the extent to which each executive meets certain personal performance measurements which include the executive's ability to manage change, achieve development plan goals, manage financial controls and participate in peer development.

     The Company's 1998 Stock Incentive Plan (the "1998 Plan") authorizes the Committee to grant incentive or non-statutory stock options to employees of the Company. The Committee is authorized to determine the price and terms at which such options are granted. The Committee believes options provide an incentive to executives to maximize stockholder value and they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers generally become exercisable over a four-year period and terminate with the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. However, in light of the Company's volatile stock price and the fact that a number of key executives and employees held options at exercise prices well in excess of the Company's current trading price, the Committee granted options with a one-year vesting period to such key personnel. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's 1998 Plan and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

     Mr. Sozzi, Student Advantage's CEO, is eligible to participate in the executive compensation program available to other Student Advantage executives, and the employment agreement he entered into with the Company in March 1996, as amended in October 1998, sets his annual salary at $150,000 and establishes a target level of $75,000 for his bonus as determined in the discretion of the Board of Directors. Mr. Sozzi's annual salary for Fiscal 2000 was $156,000 and his target performance bonus was $75,000. Under the bonus plan, Mr. Sozzi was paid a bonus of $65,000 for the first half of Fiscal 2000, based on Mr. Sozzi's success in continuing to build a management team and achieving the Company's revenue and cost control objectives. The Company has neither determined the amount of nor paid a bonus to Mr. Sozzi for the second half of Fiscal 2000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation granted to the Company's executive officers through option issuances under the 1998 Plan in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the requirements of Section 162(m) when the Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees. In any event, there can be no assurance that compensation attributable to stock options granted under the 1998 Plan will qualify as performance-based compensation exempt from Section 162(m).

                                            Compensation Committee
                                            William S. Kaiser
                                            John S. Katzman
                                            Marc J. Turtletaub

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 18, 1999 (the date the Common Stock of the Company commenced public trading) through December 31, 2000 (the end of Fiscal
2000) with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the J.P. Morgan H&Q Internet Index. This graph assumes the investment of $100 on June 18, 1999 in the Company's Common Stock, the Nasdaq Composite Index and J.P. Morgan H&Q Internet Index, and assumes dividends are reinvested.
                              [Performance Chart]

                                                    STUDENT ADVANTAGE                NASDAQ                JP MORGAN H&Q INDEX
                                                    -----------------                ------                -------------------
18-June-99                                               100.00                      100.00                      100.00
31-Dec-99                                                277.35                      156.63                      223.23
31-Dec-00                                                 53.13                       95.09                       85.89

             APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

     The Board of Directors believes that a critical factor in the Company's growth and profitability is its ability to attract, retain and motivate its workforce and align the interest of employees with the stockholders through a competitive compensation program including the issuance of stock options. To do so, the Board of Directors believes it is necessary for the Company to have stock options available for issuance to current and future employees. On March 5, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") increasing the aggregate number of shares of Common Stock authorized for issuance pursuant to the 1998 Plan from 9,500,000 to 12,000,000. The amendment was adopted to ensure that the Company is in a position to be able to grant additional options to current and future employees and the shares currently available under the 1998 Plan may not be sufficient to achieve this goal.

     The Board of Directors believes that awards under the 1998 Plan, including stock options, have been and will continue to be, an important compensation element in retaining current employees and attracting new employees who are expected to contribute to the Company's growth and success. Accordingly, the Board of

Directors believes that the approval of the amendment to the 1998 Plan is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.

SUMMARY OF THE 1998 PLAN

     The Company's 1998 Plan took effect on December 10, 1998. The 1998 Plan enables the Company to grant options (including options intended to qualify as incentive stock options under Section 422 of the Code and non-statutory stock options), to make awards of restricted stock, and to issue certain other equity-related securities of the Company to employees and directors of and consultants to the Company. Under present law, however, incentive stock options may only be granted to employees. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which is empowered to select the persons to whom stock options and restricted stock awards are granted, to determine the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date. The Compensation Committee has delegated certain of its authority to the Company's standing Stock Option Committee of the Board of Directors, enabling the Stock Option Committee to grant stock options and makes other awards under the Company's 1998 Stock Incentive Plan to employees who are not executive officers in accordance with the guidelines established by the Board of Directors. Stock options granted under the 1998 Plan are generally nontransferable, and they generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company). During Fiscal 2000, the Company granted approximately 293,000 options under the 1998 Plan with a one-year vesting period.

     As option grants and the grants of other equity-related securities under the 1998 Plan are discretionary, the Company cannot now determine the number of any such securities to be granted to any particular executive officer, executive officers as a group, non-employee directors or non-executive officers and employees as a group. However, under the terms of the 1998 Plan, no employee may be granted awards or options with respect to more than 3,000,000 shares during any calendar year.

     Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations). The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by other lawful means.

     As of December 31, 2000, the Company had granted options under the 1998 Plan to purchase an aggregate of 7,840,738 shares of Common Stock, net of cancellations of as a result of employee terminations. Of these options 805,000 were granted to the current executive officers of the Company and 20,000 were granted to non-employee directors of the Company. As of December 31, 2000, the Company had not granted any restricted stock, stock appreciation rights, performance shares, or unrestricted stock under the 1998 Plan. As of December 31, 2000, there were 451 employees and directors of the Company who were eligible to receive awards under the 1998 Plan. As of December 31, 2000, 1,659,262 shares remained available for future issuance under the 1998 Plan.

     The 1998 Plan will remain in effect until December 9, 2008 (except that it will continue in effect as to equity-related securities outstanding on that date), unless terminated earlier by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1998 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock option and restricted stock awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan. This summary is based on the federal tax laws in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year

     Tax Consequences to the Company. The grant of an award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed by "reporting persons" of the Company under Section 16 (a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during Fiscal 2000 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a).

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal that a shareholder wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2002 Annual Meeting must be received by Student Advantage's Secretary at the Company's principal executive offices no later than December 21, 2001.

ADVANCE NOTICE PROCEDURES

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy which are discussed above). The required notice must be given within the prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. Assuming that Student Advantage's 2002 Annual Meeting is held on or after May 12, 2002 and on or before July 30, 2002 (as we currently anticipate), the bylaws would require notice to be provided to Student Advantage's Secretary at the Company's principal offices no earlier than February 20, 2002 and no later than March 12, 2002. The Company's by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                            By Order of the Board of Directors,

                                            LAURIE S. JAMIESON
                                            Secretary

APRIL 10, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            STUDENT ADVANTAGE, INC.

                            AUDIT COMMITTEE CHARTER

I.  Membership

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

        1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

        2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

        3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

        4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

        5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

        Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  Responsibilities of the Audit Committee

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.  The Audit Committee shall meet privately at least once per year with:
         (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                     SADCM-PS-01

                                     PROXY

                            STUDENT ADVANTAGE, INC.

                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Raymond V. Sozzi, Jr., and Laurie S. Jamieson, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Student Advantage, Inc. (the "Company") held of record by the undersigned on April 3, 2001 at the Annual Meeting of Stockholders to be held on May 21, 2001 and any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                        -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                               SIDE
-----------                                                        -----------

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.



Sincerely,

Student Advantage, Inc.



[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

       1. Election of Directors

       NOMINEES: (01) John M. Connolly and                                                           FOR    WITHHELD    ABSTAIN
                 (02) Raymond V. Sozzi, Jr.                 2. Approve the amendment to the 1998
                                                               Stock Incentive Plan                  [ ]      [ ]        [ ]

                  FOR       WITHHELD

                  [ ]         [ ]                           3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

       [ ] _______________________________________
           For all nominees except as noted above            MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING           [ ]

                                                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]

                                                             Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


 Signature _______________________ Date:____________________ Signature:__________________________ Date:___________________

                             STUDENT ADVANTAGE, INC.

                            1998 STOCK INCENTIVE PLAN


1.    PURPOSE

      The purpose of this 1998 Stock Incentive Plan (the "Plan") of Student Advantage, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.    ELIGIBILITY

      All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    ADMINISTRATION, DELEGATION

      a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      b. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

      c. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.    STOCK AVAILABLE FOR AWARDS

      a. NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 12,000,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), minus such number of shares of Common Stock subject to Awards (not to exceed 300,000) as may have been granted and are then outstanding or, have been exercised and not repurchased, under the Company's 1998 California Stock Incentive Plan. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited or repurchased in whole or in part or results in any Common Stock being repurchased or not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      b. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 3,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code.

5.    STOCK OPTIONS

      a. GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

      b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      c. EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      d. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions, including without limitation vesting provisions, as the Board may specify in the applicable option agreement.

      e. EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      f. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

            (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

            (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

            (5) by any combination of the above permitted forms of payment.

6.    RESTRICTED STOCK

      a. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      b. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    OTHER STOCK-BASED AWARDS

      The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

      a. CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

      b. LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised and/or unvested Options will (i) become exercisable and vested in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and
(ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

      c.    ACQUISITION EVENTS

            (1) DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

            (2) CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

            Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised and/or unvested Options will become exercisable and vested in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable or vested), exceeds (B) the aggregate exercise price of such Options.

            (3) CONSEQUENCES OF AN ACQUISITION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award, including without limitation, restricted stock issued upon the exercise of unvested Options, shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (4) CONSEQUENCES OF AN ACQUISITION EVENT ON OTHER AWARDS. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.


9.    GENERAL PROVISIONS APPLICABLE TO AWARDS

      a. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      b. DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan, including without limitation, provisions regarding the effect of a change in control of the Company.

      c. BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      d. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      e. WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      f. AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      g. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      h. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable and/or vested in full or in part, that any Restricted Stock Awards, including without limitation, restricted stock issued upon the exercise of unvested Options, shall be free of restrictions in full or in part or that any other Awards may become exercisable and/or vested in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.   MISCELLANEOUS

      a. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or otherwise, except as expressly provided in the applicable Award.

      b. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      c. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

      d. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

      e. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.